EXHIBIT 99.1

Concurrent Reports Fiscal Year 2014 First Quarter Financial Results

ATLANTA — October 29, 2013 — Concurrent (NASDAQ: CCUR), a global leader in video, media data intelligence and real-time Linux® solutions, today announced financial results for the first quarter of its fiscal 2014 ended September 30, 2013.

Revenue for the first quarter of fiscal 2014 grew by 14% year over year to $17.2 million compared with $15.0 million for the same period in fiscal 2013, and $14.9 million in the preceding quarter.

Gross margin for the first quarter of fiscal 2014 was 55.3% compared with 58.7% for the same period in fiscal 2013, and 56.8% in the preceding quarter, primarily reflecting the mix of products and customers.  Operating expenses were $8.7 million, compared with $8.4 million for the same period in fiscal 2013, and $6.0 million in the preceding quarter including $2.4 million in proceeds from the sale of non-strategic intellectual property.

The company reported net income of $734 thousand, or $0.08 per diluted share, in the first quarter of fiscal 2014, compared with net income of $325 thousand, or $0.04 per diluted share, in the same period in fiscal 2013, and net income of $2.3 million, or $0.26 per diluted share, in the preceding quarter.

“We are pleased to announce another successful quarter, with double digit revenue growth and a doubling of net income over the same quarter last year.  The results for the quarter reaffirm the benefits of our strengthened operating model implemented and optimized over the last 18 months,” said Dan Mondor, the company’s president and CEO. “We are encouraged by the market traction of our latest generation solutions and industry recognition of our market leadership position.  Our level of product innovation has never been stronger and we have recently brought CDN assisted VOD, Network DVR, CDN analytics, and new real time solutions to market.  I am also pleased to report new design wins, including a CDN assisted video-on-demand (VOD) deployment underway with a new top 5 North American MSO.”

The company paid a quarterly dividend of $0.12 per share in the first three months of the fiscal year.  At September 30, 2013, Concurrent had cash and cash equivalents of $25.5 million.  The company has no debt.

Recent Company Highlights

Video Solutions:

•	ZON, Portugal’s leading pay TV operator and the country’s second largest Internet provider, launched network digital video recording (Network DVR) services to their 1.6 million customers using Concurrent’s MediaHawk VX™ unified content delivery solution.

•	Concurrent’s CDN assisted VOD solution was selected by a new top 5 North American MSO and deployment is underway.

•	Concurrent was awarded 2 U.S. Patents for video solutions technology.

o	U.S. Patent No. 8,505,057 was granted for a method of caching video content at the edge of a content delivery network.
o	U.S. Patent No. 8,522,268 was granted for a method of creating and incorporating personalized streaming video and images into a subscriber’s electronic program guide (EPG) for the purposes of advertisement.

•	The company announced a new major release software upgrade for its flagship MediaHawk VX content delivery solution that enables service providers to launch over-the-top (OTT) video services to reach consumers beyond the boundaries of their own networks.

•	Independent research firm, Current Analysis, once again ranked Concurrent’s MediaHawk VX as a leader in their On-Demand Video Server Product Assessment.

Real-Time:

•	Several leading automotive companies and Formula 1 racing teams have selected Concurrent’s SIMulation WorkbenchTM and iHawkTM solutions to support their most demanding simulation applications.

•	Concurrent shipped its GPU WorkbenchTM solution to a government research center for design and analysis of their next generation torpedoes.

•	The company shipped RedHawkTM and iHawk systems to a major defense contractor for a foreign ballistic missile defense program.

Conference Call Information

Concurrent will hold a conference call today, Tuesday, October 29th, at 4:30 p.m. ET to review its first quarter of fiscal 2014 financial results.  The call will be broadcast live at www.ccur.com, on the “Investors” page, under the ‘About’ tab.  The call can be accessed live by dialing 1-877-260-8898 (U.S.) 612-332-0802 (international) and entering pass code 131029.  A replay will also be available at www.ccur.com.

To view Financial Results visit our Investors page here.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global leader in video, media data intelligence and real-time Linux® solutions.  Concurrent provides customers with transformative solutions to fuel their business beyond what was thought possible. Concurrent’s unified video delivery and media data intelligence solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, online media companies and satellite TV broadcasters to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology.  Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

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Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: United States government sequestration; European austerity measures; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed September 17, 2013 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Forms 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2013	2012
Revenues:
Product	$11,446	$8,964
Service	5,752	6,040
Total revenues	17,198	15,004
Cost of sales:
Product	4,984	3,553
Service	2,712	2,639
Total cost of sales	7,696	6,192
Gross margin	9,502	8,812
Operating expenses:
Sales and marketing	3,482	3,638
Research and development	3,173	2,847
General and administrative	2,047	1,914
Total operating expenses	8,702	8,399
Operating income	800	413
Other (expense) income, net	(27)	19
Income before income taxes	773	432
Income tax provision	39	107
Net income	$734	$325

Basic net income per share	$0.08	$0.04
Diluted net income per share	$0.08	$0.04
Basic weighted average shares outstanding	8,813	8,683
Diluted weighted average shares outstanding	9,049	8,801
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2013	2013
Revenues:
Product	$11,446	$8,637
Service	5,752	6,287
Total revenues	17,198	14,924
Cost of sales:
Product	4,984	3,935
Service	2,712	2,507
Total cost of sales	7,696	6,442
Gross margin	9,502	8,482
Operating expenses:
Sales and marketing	3,482	3,550
Research and development	3,173	2,926
General and administrative	2,047	1,874
Gain on sale of intellectual property, net	-	(2,381)
Total operating expenses	8,702	5,969
Operating income	800	2,513
Other expense, net	(27)	(11)
Income before income taxes	773	2,502
Provision for income taxes	39	189
Net income	$734	$2,313

Basic net income per share	$0.08	$0.26
Diluted net income per share	$0.08	$0.26
Basic weighted average shares outstanding	8,813	8,764
Diluted weighted average shares outstanding	9,049	8,966
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2013	2013	2012

Net income	$734	$2,313	$325

Other comprehensive income (loss):
Foreign currency translation adjustment	(53)	(83)	(47)
Pension and post-retirement benefits, net of tax	5	(180)	2
Other comprehensive income (loss)	(48)	(263)	(45)
Comprehensive income	$686	$2,050	$280

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	June 30,
	2013	2013
	(unaudited)

ASSETS
Cash and cash equivalents	$25,533	$27,927
Trade accounts receivable, net	9,645	10,701
Inventories	3,009	2,844
Prepaid expenses and other current assets	1,560	2,324
Total current assets	39,747	43,796

Property, plant and equipment, net	3,178	3,102
Intangible assets, net	617	834
Other long-term assets	911	737
Total assets	$44,453	$48,469

LIABILITIES
Accounts payable and accrued expenses	$5,019	$7,671
Deferred revenue	7,515	8,383
Total current liabilities	12,534	16,054

Long-term deferred revenue	1,529	1,924
Revolving bank line of credit, non-current	-	-
Other long-term liabilities	4,713	4,706
Total liabilities	18,776	22,684

STOCKHOLDERS' EQUITY
Common stock	89	88
Additional paid-in capital	208,975	208,677
Accumulated deficit	(183,444)	(183,085)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	312	360
Total stockholders' equity	25,677	25,785
Total liabilities and stockholders' equity	$44,453	$48,469